UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                 Date of Earliest Event Reported: April 20, 2004

                           Date of Report: May 5, 2004


                            Ferrellgas Partners, L.P.
                        Ferrellgas Partners Finance Corp.
                                Ferrellgas, L.P.
                            Ferrellgas Finance Corp.
                 -----------------------------------------------
           (Exact name of registrants as specified in their charters)



     Delaware                 001-11331               43-1698480
     Delaware                 333-06693               43-1742520
     Delaware                 000-50182               43-1698481
     Delaware                 000-50183               14-1866671
------------------       ------------------       ------------------
 (States or other         Commission file          (I.R.S. Employer
   jurisdictions               numbers            Identification Nos.)
 of incorporation
 or organization)



                   One Liberty Plaza, Liberty, Missouri 64068
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrants' telephone number, including area code: (816) 792-1600

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

EXPLANATORY NOTE

     On April 20, 2004, an affiliate of our general partner acquired all of the outstanding common stock of Blue Rhino Corporation in an all cash merger, after which it converted Blue Rhino Corporation into a limited liability company, Blue Rhino LLC. On April 21, 2004, this affiliate contributed Blue Rhino LLC to our operating partnership, Ferrellgas, L.P., through a series of transactions. Substantially all of Blue Rhino LLC was thereafter merged with and into our operating partnership. As a result of these transactions, we have become the leading national provider of propane tank exchange services as well as a leading supplier of complementary propane and non-propane products to consumers through many of the nation's largest retailers. Our branded propane tank exchange service is offered at more than 30,000 retail locations in 49 states, Puerto Rico and the U.S. Virgin Islands, including at leading home improvement centers, mass merchants, hardware, grocery and convenience stores and is marketed under the trade name "Blue Rhino."

     The following is a description and overview of the business and strategy of Blue Rhino Corporation prior to April 20, 2004. On April 20, 2004, Blue Rhino Corporation filed with the SEC a Certification and Notice of Termination of Registration under Section 12(g) of the Securities Exchange Act of 1934 on Form 15 related to its common stock. Also on April 20, 2004, Blue Rhino Corporation requested that it be delisted from The NASDAQ Stock Market. We intend to carry on the business of Blue Rhino and implement its strategies in substantially the same manner as described below.

--------------------------------------------------------------------------------

BUSINESS OVERVIEW OF BLUE RHINO CORPORATION

     Blue Rhino Corporation is the leading national provider of propane tank exchange as well as a leading supplier of complementary propane and non-propane products to consumers through many of the nation's largest retailers. Its branded propane tank exchange service is offered at more than 30,000 retail locations in 49 states, Puerto Rico and the U.S. Virgin Islands, including leading home improvement centers, mass merchants, hardware, grocery and convenience stores. Its retail partners include, but are not limited to, Home Depot, Lowe's, Wal*Mart, Sears, Kroger, Food Lion, Winn-Dixie, SuperAmerica, Circle K and ExxonMobil.

     Blue Rhino Corporation's tank exchange service provides consumers with a nationally branded, safe and convenient alternative to traditional tank refill. Its distributor network is comprised of independent and company-owned distributorships that invest in the vehicles and other operational infrastructure necessary to operate the tank exchange businesses. Blue Rhino Corporation believes that its existing distributor network allows it the opportunity to service more than 85% of the United States.

     Blue Rhino Corporation also designs, imports and markets other consumer products through many of the same mass retailers and home improvement centers through which it operates its tank exchange program. These consumer products are primarily those that use portable propane tanks as their fuel source, such as propane grills, patio heaters and mosquito elimination devices. Blue Rhino Corporation also designs, imports and markets to these retailers non-propane consumer products, such as charcoal grills, fireplace accessories and garden products. Historically, revenues from sales of consumer products have been strongest in the fall and winter months, which is counter-seasonal to revenues generated from Blue Rhino Corporation's tank exchange operations.

PROPANE TANK EXCHANGE AND PROPANE PRODUCTS MARKET

Propane Tank Exchange

     The market for consumer propane tank exchange is large and growing. Blue Rhino Corporation's growth has primarily resulted from converting consumers from the traditional refilling of empty propane tanks to Blue Rhino Corporation's convenient and safe alternative of propane tank exchange. Blue Rhino Corporation currently estimates this market to generate annual sales of $1 billion. In addition, Blue Rhino Corporation believes it can increase its market opportunity by selling new propane appliances. Blue Rhino Corporation's products group focuses on selling an assortment of propane-fueled appliances, such as grills, patio heaters and mosquito elimination devices. Based on the most recently published Barbecue Grill Usage and Attitude Study conducted in 2003 on behalf of the Hearth, Patio and Barbecue Association and based on other data published by Hearth, Patio and Barbecue Association:

o approximately 72% of the households in the United States own a grill or smoker;

o approximately 49 million of the households in the United States, or 63% of all grill owners, own a propane grill;

o from 2001 to 2003, sales of propane grills exceeded the combined annual sales of charcoal, natural gas and electric grills;

o    more than 8.4 million propane grills were shipped to retailers in 2003;

o the market for grills and other propane appliances exceeds $1.7 billion annually;

o    61% of propane grills are used year round;

o the average propane grill owner uses 2.1 portable tanks of propane per year, which results in an estimated 103 million portable propane tank transactions per year; and

o propane tank exchange, as opposed to the traditional refilling of empty tanks, represented approximately 32% of all portable tank transactions in 2003, up from 30% in 2001.

BUSINESS STRATEGY

     Blue Rhino Corporation's objective is to strengthen its position as the leading national provider of propane tank exchange by providing the greatest value to consumers and providing a return to Blue Rhino Corporation's stockholders. The key elements of Blue Rhino Corporation's strategy to achieve this objective are:

o    converting refill consumers to exchange;

o    increasing tank exchange demand; and

o    maximizing the utilization of Blue Rhino Corporation's infrastructure.

Converting Traditional Propane Tank Refillers to Propane Tank Exchange

     Promote the Blue Rhino Corporation brand and consumer awareness of tank exchange. Blue Rhino Corporation has created a distinctive Blue Rhino brand name and logo that Blue Rhino Corporation prominently features on portable propane tank sleeves and display racks. In addition, Blue Rhino Corporation undertakes brand marketing and promotional initiatives, including point of purchase displays, print media and cooperative advertising, and engages in cross-marketing promotions with other grilling-related products. Blue Rhino Corporation has also selectively placed targeted broadcast and print media advertising campaigns that focus on raising consumer awareness of Blue Rhino Corporation's tank exchange program and are actively involved with consumer, trade and regulatory associations in an effort to promote the growth of tank exchange.

     Capitalize on recent guidelines requiring overfill prevention valves. Since April 1, 2002, National Fire Protection Association guidelines have required that all portable propane tanks refilled be fitted with an overfill prevention valve. As a result of this safety standard, many of the portable propane tanks that are presented at refill centers are obsolete, forcing the consumer to purchase or exchange for a new portable tank to meet the safety standard. Blue Rhino Corporation believes that this safety standard will positively affect the demand for tank exchange through Blue Rhino Corporation's fiscal year 2005. While Blue Rhino Corporation expects the rate of upgrades to slow during fiscal 2004 and fiscal 2005, Blue Rhino Corporation still expects a positive impact on its business as consumers who previously relied on tank refills turn to tank exchange to upgrade their obsolete propane tanks.

     Develop and selectively expand Blue Rhino Corporation's retailer relationships. Blue Rhino Corporation has historically targeted the following four categories of retailers for tank exchange: home centers/hardware stores, mass merchants, grocery stores and convenience stores. Its relationships with major retailers such as Home Depot, Lowe's, Wal*Mart, Sears, Kroger, Food Lion, Winn-Dixie, SuperAmerica, Circle K and ExxonMobil have allowed it to place portable propane tanks in a large number of convenient, high-traffic locations. Blue Rhino Corporation continues to seek to develop these relationships and selectively expand its operations with these retailers and others in the following ways:

o    expand into new locations of Blue Rhino  Corporation's  existing retailers;
     and

o    selectively establish relationships with new retailers.

     Blue Rhino Corporation works closely with its largest retail accounts to coordinate the rollout of its tank exchange services in conjunction with the opening of new locations of these retailers, thereby further penetrating into locations where Blue Rhino Corporation does not offer its tank exchange services.

     Blue Rhino Corporation believes there are approximately 225,000 potential tank exchange locations in its targeted markets, of which Blue Rhino Corporation currently services more than 30,000 locations. In addition, Blue Rhino Corporation establishes new retail relationships through direct sales to retailers and by acquisition of other suppliers of tank exchange services and continually reviews its existing locations to ensure that these locations meet particular performance criteria. Non-performing locations are de-installed and assets from these locations are relocated to more suitable locations.

Increasing Demand for Tank Exchange

     Blue Rhino Corporation also sells consumers appliances that use portable propane tanks as their fuel source, thereby creating a need for the recurring purchase of propane and subsequently increasing the demand for propane tank exchange.

     Market propane appliances that use portable propane tanks as their fuel source. Blue Rhino Corporation currently offers propane grills, patio heaters, portable patio heaters and mosquito elimination devices that it has historically sold through major retailers such as Home Depot, Lowe's, Wal*Mart, Sam's and Sears. These products are manufactured by third parties, primarily in Asia. In addition, Blue Rhino Corporation expects to identify additional quality-manufactured, propane-fueled products to sell through major retailers which, in many instances, will be the same retailers that offer the branded Blue Rhino Corporation tank exchange service.

     Patio heaters. Blue Rhino Corporation began selling its Endless Summer(R) patio heaters in December 1998. Blue Rhino Corporation's patio heaters use the same portable propane tanks as propane grills, and it believes these products will increase the counter-seasonal demand for tank exchange.

     Mosquito eliminators. Blue Rhino Corporation successfully introduced its SkeeterVac(R) propane-powered mosquito elimination device in March 2003. This product is being sold through major retailers. This product category has begun to gain retail and consumer acceptance and the category has grown significantly in the past few years. These products use portable propane tanks to create carbon dioxide that, when combined with other sensory attractants, attracts blood-seeking insects such as mosquitoes, black flies and "no see-ums." The devices then trap the insects where they dehydrate and die. If operated continuously throughout the mosquito season, Blue Rhino Corporation currently expects that mosquito eliminators will use as many as six propane portable propane tanks during that time. Blue Rhino Corporation has also developed a high performance mosquito eliminator that it believes will help expand market acceptance of this product more quickly and create even greater demand for tank exchange. Blue Rhino Corporation has developed new models of its SkeeterVac(R) product that have added features and benefits and has begun selling these products to retailers for the 2004 spring and summer seasons. See "-Legal Proceedings."

Maximizing the Utilization of Blue Rhino Corporation's Infrastructure

     Blue Rhino Corporation has developed what it believes to be one of the most advanced and efficient direct-store delivery infrastructures servicing retailers. Blue Rhino Corporation will continue to invest in distribution and administrative processes and systems to enhance its ability to handle significant growth while minimizing incremental costs.

     Leverage national distributor network. Blue Rhino Corporation has established a network of 54 independent and company-owned distributors that it believes covers more than 85% of the United States. In November 2002, Blue Rhino Corporation acquired ten of its distributors whose territories represented approximately 44% of Blue Rhino Corporation's revenues for the year ended July 31, 2002. Blue Rhino Corporation has leveraged, and intends to continue to leverage, this network by increasing each distributor's market share through increased consumer demand for tank exchange and the selective addition of new retail locations. By leveraging its infrastructure in this manner, Blue Rhino Corporation believes it can minimize its incremental costs as it increases its market share of the tank exchange market in the United States. Additionally, Blue Rhino Corporation assists a distributor's ability to service accounts by providing portable propane tank and tank display leasing, electronic billing systems through handheld terminals and other information technology and by arranging for consolidated propane purchasing, store training and retail merchandising.

     Investment in refilling, refurbishing and recertifying capacity. Blue Rhino Corporation has historically made significant investments in the specialized equipment required to increase its refilling, refurbishing and recertifying capacity, in an effort to satisfy the expected increase in demand of tank exchange and reduce its costs. Blue Rhino Corporation operates a refilling, refurbishing and recertifying facility in North Carolina, R4 Technical Center--North Carolina, LLC, as well as in the states of Washington and Florida. Blue Rhino Corporation recently began leasing two additional plants and anticipates leasing another two additional plants which are currently under construction. One of the two plants currently under construction will replace Blue Rhino Corporation's current Florida plant. These four plants will be smaller in scale than the R4 Technical facility and will be located in different regions of the country. Blue Rhino Corporation began operations in Chicago and Denver in the spring of 2004 and expects to begin operations in Los Angeles and Orlando by the fall of 2004. Blue Rhino Corporation expects these facilities to provide cost efficiencies and quality control for refilling and refurbishing portable propane tanks. Blue Rhino Corporation has also invested in two mobile filling and refurbishing facilities that were installed on a semi-permanent basis at company-owned distributors in Salt Lake City and Kansas City in February 2004. These mobile facilities became operational in April 2004. Blue Rhino Corporation expects the aggregate equipment costs for the four new refurbishing facilities and two mobile refurbishing facilities to total approximately $4.4 million.

     Use proprietary management information systems to enhance efficiency. Blue Rhino Corporation has developed and intends to continue to enhance its sophisticated data and technology infrastructure to streamline its operations. Blue Rhino Corporation furnishes each distributor with handheld devices that use its developed custom software to serve as the data collection point for every delivery. This data is seamlessly integrated with Blue Rhino Corporation's delivery, imaging and financial databases to allow it to provide the retailer and the distributor with a detailed transactional and inventory history as well as demand forecasts. This system also allows it to bill and collect payments from retailers through an electronic gateway, thereby eliminating data entry of transactions and the handling of paper documents. The reporting system enables the distributor to better manage inventory and forecast sales volumes, and reduces errors and administrative costs for both the retailer and the distributor.

     Market products and services that leverage Blue Rhino Corporation's infrastructure and offset Blue Rhino Corporation's seasonality. Additional products and services allow Blue Rhino Corporation to leverage its existing corporate infrastructure and offset the seasonality of its core propane tank exchange business. These products and services include:

o Barbecue grills and fireplace accessories. Blue Rhino Corporation's products group currently offers the propane-fueled products described above, as well as non-propane products like charcoal grills and fireplace accessories, that are sold through major retailers such as Home Depot, Lowe's, Wal*Mart and Sears. These products provide leverage with manufacturers and offset Blue Rhino Corporation's fixed infrastructure costs.

o Retail shipping services. QuickShip, Inc., another of Blue Rhino Corporation's wholly owned subsidiaries, offers in-store, retail shipping services that provide consumers with a convenient, full-service, in-store postal and parcel shipping depot and retailers with a new revenue source. Blue Rhino Corporation is exploring strategic growth alternatives with regard to this business.

COMPETITION

Tank Exchange

     The consumer portable propane tank refilling industry is highly fragmented and competitive. Competition is based primarily upon convenience, quality of product, service, historical relationships, perceived safety and price. Blue Rhino Corporation believes that it is the leading national provider of consumer propane tank exchange, but the 2003 Hearth, Patio and Barbecue Association study states that 68% of consumers refill their portable propane tanks rather than exchange them. Accordingly, Blue Rhino Corporation's primary competition currently comes from the approximately 20,000 bulk refilling stations owned and operated by propane dealers, as well as rental outlets, recreational vehicle centers and hardware stores.

Products

     The $1.5 billion barbecue grill and patio heater market is extremely competitive. In the barbecue grill industry, five of Blue Rhino Corporation's competitors control an estimated 90% of the market share. Competition in the direct import products business is primarily based on price, quality and performance of products and product features. Blue Rhino Corporation believes a few competitors dominate the mosquito elimination market today. Blue Rhino Corporation entered the mosquito elimination market in fiscal 2003 and believes it has less than 10% market share.

REGULATIONS AND STANDARDS

Tank Exchange

     The storing and dispensing of propane is covered by guidelines published by the National Fire Protection Association in Pamphlets 54 and 58. National Fire Protection Association standards include a requirement that all portable propane tanks refilled after April 1, 2002 must be fitted with an overfill prevention valve. Blue Rhino Corporation's distributors are also governed by local laws and regulations that vary by municipality and state. Typically, a distributor must obtain permits from a local fire marshal for each propane sales location. Blue Rhino Corporation is actively involved with the National Propane Gas Association, an industry association that participates in the drafting of model industry standards designed to promote uniform state and local legislation to provide consumers, retailers and distributors with up-to-date safety regulations. With respect to the transportation of propane by truck, Blue Rhino Corporation is subject to regulations promulgated under the Federal Motor Carrier Safety Act. These regulations cover the transportation of hazardous materials and are administered by the United States Department of Transportation.

Products

     Blue Rhino Corporation's propane grills are tested and designed to standards determined by the American National Standards Institute. Its patio heaters are tested and designed to standards determined by the Canadian Standards Association. Electric grills are listed with Underwriters' Laboratories and designed to standards determined by Underwriters' Laboratories. Octenol used in conjunction with the SkeeterVac(R) as a sensory attractant is registered with the Environmental Protection Agency and is classified as a pesticide.

PROPRIETARY RIGHTS

     Blue Rhino Corporation has invested substantial time, effort and capital in establishing the Blue Rhino brand and believes that its trademarks are an important part of its business strategy. The Blue Rhino name and logo, the names RhinoTUFF(R), Tri-Safe(R), Bison(R) and Bison design(R), Uniflame(R), UniGrill(R), DuraClay(R), GardenArt(R), America's Choice For Grill Gas(R), Endless Summer(R), Endless Summer Comfort(R), Grill Gas(R) and Grill Gas
design(R), ShippingSpot(R) and Spot design(R), SkeeterVac(R), Grill Aficionado(TM), Fine Tune(R), Harmony(TM), Spark Something Fun(TM), Patriot(TM), It's Your Backyard. Enjoy It More With Skeetervac(TM), Less Biting Insects. More Backyard Fun(TM), Vac & Tac(TM), and Wavedrawer(TM) are Blue Rhino Corporation's registered and pending trademarks. In addition, Blue Rhino Corporation has patents issued for an Overflow Protection Valve Assembly and a Method for Reconditioning a Propane Gas Tank, which expire in 2018 and 2017, respectively, as well as various other patents and patent applications pending. The protection afforded by Blue Rhino Corporation's patents is critical to its ability to provide tank exchange service cost-effectively and to maintain its competitive advantage. In particular, Blue Rhino Corporation expects its Overflow Protection Valve Assembly patent to help enable it to capitalize on the National Fire Protection Association guidelines that became effective April 1, 2002.

SEASONALITY

     Blue Rhino Corporation has experienced and expects to continue to experience seasonal fluctuations in its revenues and operating income. Blue Rhino Corporation's revenues and operating income have historically been highest in the spring and summer, which includes the majority of the grilling season, and lowest in the fall and winter. Blue Rhino Corporation's tank exchange operations, which generally achieve higher margins than its other operations, experience higher revenues and operating income in the spring and summer. Conversely, Blue Rhino Corporation's products operations experience higher revenues and operating income in the fall and winter. Sustained periods of poor weather, particularly in the spring and summer, can negatively impact Blue Rhino Corporation's revenues. Accordingly, Blue Rhino Corporation's results of operations in any quarter will not necessarily be indicative of the results that it may achieve for a full fiscal year or any future quarter.

LEGAL PROCEEDINGS

Class Action Lawsuit Challenging the Merger of a subsidiary of FCI Trading and Blue Rhino Corporation

     On February 12, 2004, a purported stockholder class action lawsuit was filed in Forsyth County, North Carolina Superior Court against the Board of Directors of Blue Rhino Corporation, entitled Richard Marcoux, et al. v. Billy
D. Prim, et al., Case No. 04CVS920. The complaint generally alleges that the directors of Blue Rhino Corporation breached their fiduciary duties to the stockholders of Blue Rhino Corporation in connection with the approval of the merger between Blue Rhino Corporation and a subsidiary of the general partner of Ferrellgas Partners, L.P. and sought to enjoin and/or void the agreement and plan of merger among other forms of relief. The case has been assigned to the North Carolina Business Court. A hearing in the matter was held on April 15, 2004. On April 16, 2004 the Court issued an order and opinion denying the plaintiff's motion for a preliminary injunction as well as Blue Rhino Corporation's motion to dismiss. Blue Rhino Corporation intends to vigorously defend this lawsuit and believes that the plaintiffs' claims are without merit.

Patent Lawsuit and Related Proceedings

     On August 8, 2003, American Biophysics Corporation filed a patent infringement suit against Blue Rhino Corporation in the U.S. District Court for the District of Rhode Island. American Biophysics Corporation alleges that the SkeeterVac(R) mosquito elimination product infringes U.S. Patent Nos. 6,145,243 and 6,286,249. The complaint seeks treble damages and attorneys' fees. Also on August 8, 2003, American Biophysics Corporation filed a complaint against Blue Rhino Corporation with the United States International Trade Commission pursuant to Section 337 of the Tariff Act of 1930, as amended. That complaint requests that the International Trade Commission institute an investigation regarding alleged violations of Section 337 based upon the importation into the United States by Blue Rhino Corporation and/or the offer for sale and sale within the United States after importation of SkeeterVac(R) products that allegedly infringe U.S. Patent Nos. 6,145,243 and 6,286,249. American Biophysics Corporation also requested that the International Trade Commission issue a permanent exclusion order pursuant to Section 337, which would exclude further entry into the United States of the allegedly infringing products, and a permanent cease and desist order under Section 337, which would prohibit the importation into the United States, the sale for importation and/or sale within the United States after importation, of allegedly infringing products. The International Trade Commission has instituted an investigation, and a hearing before an Administrative Law Judge is currently scheduled for May 26 - 28, 2004. On April 9, 2004, the Administrative Law Judge granted Blue Rhino's motion for partial termination with respect to U.S. Patent No. 6,286,249 based on a consent order. The Administrative Law Judge has not yet issued a claim construction of the claims of the remaining patent at issue in the proceeding, and thus has not made any rulings on the patent infringement or patent invalidity issues. On August 13, 2003, Blue Rhino Corporation's subsidiary, Blue Rhino Consumer Products, LLC, filed suit against American Biophysics Corporation in the U.S. District Court for the Middle District of North Carolina seeking a declaration that Blue Rhino Consumer Product's SkeeterVac(R) product does not infringe American Biophysics Corporation's patents. On August 14, 2003, Blue Rhino Consumer Products and another one of Blue Rhino Corporation's subsidiaries, CPD Associates, Inc., filed a lawsuit in the Superior Court of North Carolina, Forsyth County, against American Biophysics Corporation asserting unfair and deceptive trade practices, unfair competition under North Carolina common law, tortious interference with business relations and prospective economic advantage, violations of Section 43(a) of the Lanham Act and violation of the Anticybersquatting Consumer Protection Act. The complaint seeks, among other relief against American Biophysics Corporation, a permanent injunction, treble damages, punitive damages, attorneys' fees and other costs and expenses. This case has been removed to the U.S. District Court for the Middle District of North Carolina. Blue Rhino Corporation continues to believe that it and its affiliates have meritorious defenses to American Biophysics Corporation's allegations and meritorious claims against American Biophysics Corporation, and intends to vigorously pursue those defenses and claims in those actions.

Securities Class Actions and Shareholder Derivative Actions

     On May 19, 2003, George Schober filed a shareholder securities class action lawsuit in the United States District Court for the Central District of California, naming Blue Rhino Corporation, along with four of Blue Rhino Corporation's officers and directors, as defendants. Six tag-along securities class actions arising out of the same alleged facts and circumstances as the original action were subsequently filed in the same court. The cases have been consolidated into a single action and Andy Lee, Charles Anderberg and Steven Lendeman have been designated as lead plaintiffs. Plaintiffs filed a consolidated complaint on December 3, 2003. The plaintiffs seek to represent a class of investors who purchased Blue Rhino Corporation's publicly traded securities between August 2002 and February 2003. The plaintiffs allege violations of Sections 10(b) and 20(a) of the Securities Exchange Act and Rule 10b-5 promulgated thereunder. In particular, the plaintiffs have alleged that Blue Rhino Corporation and the individual defendants violated federal securities laws by, among other things, improperly failing to consolidate distributors Ark Holding Company LLC and Platinum Propane, L.L.C. for financial reporting purposes prior to the date of their being acquired by Blue Rhino Corporation, making materially false and misleading statements and/or failing to disclose material facts related to the financial performance and prospects of Blue Rhino Corporation and distributors Ark Holding Company and Platinum Propane, and making materially false and misleading statements and/or failing to disclose material facts relating to Blue Rhino Corporation's acquisition of Ark Holding Company and Platinum Propane, including the repayment of specific debt obligations guaranteed by some of the individual defendants. On May 22, 2003, Richard Marcoux filed a shareholder derivative action in the Superior Court of California, Los Angeles County, naming all of Blue Rhino Corporation's directors and particular officers of Blue Rhino Corporation as individual defendants and Blue Rhino Corporation as a nominal defendant. On June 19, 2003, Randy Gish filed a substantially similar derivative action in the same court. Both the Marcoux and Gish actions were removed to the U.S. District Court for the Central District of California. The Marcoux case was subsequently remanded to Los Angeles Superior Court, but has been stayed pending resolution of the federal actions. The derivative actions arise out of substantially similar facts and circumstances as the securities class actions, and allege violations of the California Corporations Code, breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets and unjust enrichment. The defendants, including Blue Rhino Corporation, have filed motions to dismiss both the securities class action lawsuit and the Gish derivative lawsuit. On April 12, 2004, the judge in the class action lawsuit granted the defendants' motion to dismiss, but granted plaintiffs' leave to amend with respect to specified claims. On April 14, 2004, the judge in the Gish derivative lawsuit granted defendants' motion to dismiss without prejudice for lack of standing and plaintiff's failure to verify the complaint. Mr. Gish has subsequently filed an amended complaint. Blue Rhino Corporation believes that all of the foregoing securities class actions and derivative actions are without merit and intends to vigorously defend itself against these actions.

Other Litigation

     Blue Rhino Corporation is also a party to other litigation which it considers routine and incidental to its business. Blue Rhino Corporation does not expect the results of any of these other actions to have a material adverse effect on its business, results of operation or financial condition.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       FERRELLGAS PARTNERS, L.P.

                                       By Ferrellgas, Inc., its general partner


Date:  May 5, 2004                     By  /s/ Kevin T. Kelly
                                           -------------------------------------
                                           Kevin T. Kelly
                                           Senior Vice President and
                                           Chief Financial Officer





                                       FERRELLGAS PARTNERS FINANCE CORP.

Date:  May 5, 2004                     By  /s/ Kevin T. Kelly
                                           -------------------------------------
                                           Kevin T. Kelly
                                           Senior Vice President and
                                           Chief Financial Officer



                                       FERRELLGAS, L.P.

                                       By Ferrellgas, Inc., its general Partner


Date:  May 5, 2004                     By  /s/ Kevin T. Kelly
                                           -------------------------------------
                                           Kevin T. Kelly
                                           Senior Vice President and
                                           Chief Financial Officer



                                       FERRELLGAS FINANCE CORP.


Date:  May 5, 2004                     By  /s/ Kevin T. Kelly
                                           -------------------------------------
                                           Kevin T. Kelly
                                           Senior Vice President and
                                           Chief Financial Officer